BEAR, STEARNS & CO. INC.

Certificate of Secretary

	I, Kenneth L. Edlow, the duly elected, qualified and incumbent Secretary of Bear, Stearns & Co. Inc., a Delaware corporation (the "Corporation"), do hereby certify that the Board of Directors of the Corporation, at a meeting duly held on May 2, 1988 at which a quorum was present and acting throughout, adopted the following resolutions:

	"RESOLVED, that each of the Senior Managing Directors of the Corporation is hereby authorized, empowered and directed to execute and deliver, in the name and on behalf of the Corporation, any and all agreements, certificates, instruments or documents of any kind whatsoever purporting to represent or bind the Corporation as may from time to time be necessary or appropriate for the transaction of business in his or her designated area of responsibility within the Corporation, except for those agreements, certificates, instruments or documents as to which specific authority for execution has been or shall have been otherwise expressly provided for in the Certificate of Incorporation or By-Laws of the Corporation or in resolutions adopted by the Board of Directors of the Corporation; and be it further

       RESOLVED, that each of the Senior Managing Directors of the Corporation is hereby authorized and empowered to delegate such of his or her authority under the foregoing resolution as may be deemed necessary or appropriate in the circumstances from time to time to any Managing Director or Associate Director or other officer of this Corporation under his or her supervision by written appointment; provided, however, that any authority so delegated shall be limited to the specific area of responsibility within the Corporation supervised by the Senior Managing Director delegating such authority and, provided further, that any authority so delegated shall be limited to the execution of specific agreements, certificates, instruments or documents or types of agreements, certificates, instruments or documents purporting to represent or bind the Corporation in the ordinary course of its business and that no such authority shall at any time be delegated to any such Managing Director or Associate Director or other officer for the purpose of executing extraordinary agreements, certificates, instruments or documents of any kind."




	I also certify that Steven G. Kraemer is a duly elected, qualified and incumbent Senior Managing Director of the Corporation, presently serving in such capacity as of the date of this Certificate; and that the signature that appears opposite his name and title below is his true and genuine signature:

								Specimen Signature


		Steven G. Kraemer			(Signature on File)__________
		Senior Managing Director


	I do further certify that as Secretary as aforesaid, I have custody of the records of all meetings of the Board of Directors of said Corporation; that the aforesaid is a true and correct copy of the resolutions adopted on May 2, 1988 at which a duly constituted quorum of the Board of Directors was present and acting throughout; and that such resolutions have not been modified, rescinded or revoked and are at present in full force and effect.

	IN WITNESS WHEREOF, the undersigned has affixed his signature and the corporate seal of the Corporation this 12th day of February, 2002.



							(Signature on File)
							Kenneth L. Edlow
							Secretary


[Corporate Seal]